Exhibit 4.3

Consent of Independent Registered Public Accounting Firm

We have issued our report dated November 22, 2024, with respect to the financial statement of SmartTrust 681 contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-281642) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Independent Registered Public Accounting Firm”.

/s/ Grant Thornton LLP

Chicago, Illinois

November 22, 2024